Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated November 8, 2023 relating to the financial statements and financial statement schedule, which appears in CHS Inc.’s Annual Report on Form 10-K for the year ended August 31, 2023.

/s/ PricewaterhouseCoopers LLP
Minneapolis, Minnesota
April 3, 2024